Exhibit j(i)
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


     We consent to the references to our firm included on the cover page and under the caption of "Independent Registered Public Accounting Firm" and "Portfolio Holdings Disclosure" in the Statement of Additional Information. We also consent to the reference to our firm under the caption "Financial Highlights" in the Prospectuses and to the use of our reports dated July 18, 2007 on the financial statements and financial highlights of the USAA Balanced Strategy Fund, the USAA Cornerstone Strategy Fund, the USAA Emerging Markets Fund, the USAA GNMA Trust, the USAA Growth and Tax Strategy Fund, the USAA
International Fund, the USAA Precious Metals and Minerals Fund, the USAA Treasury Money Market Trust, and the USAA World Growth Fund as of and for the year ended May 31, 2007 in the Post-Effective Amendment Number 27 to the Registration Statement (Form N-1A No. 33-65572).

                                                    /s/ Ernst & Young LLP
San Antonio, Texas
September 24, 2007